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                                                                    EXHIBIT 10.8

                       SOUTHWEST NETWORK SERVICES, INC.

                                     1988

                               STOCK OPTION PLAN


     1. Purpose. The Southwest Network Services, Inc. 1988 Stock Option Plan (the "Plan") is intended to advance the interests of Southwest Network Services, Inc., a Delaware corporation (the "Company"), and its stockholders, by encouraging and enabling selected key employees, directors and officers (who in any such case are also employees) of, and consultants to, the Company, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. It is intended that options which may qualify for treatment as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended, and applicable regulations and rulings promulgated thereunder (collectively, the "Code"), as well as options which may not so qualify, may be granted under the Plan.

     2.   Definitions.

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the Company's Common Stock, $.01 par value per share.

          (c) "Date of Grant" means the date on which an Option is granted under the Plan, which will be the date the Board authorizes the Option unless the Board specifies a later date.

          (d) "Date of Exercise" means the date on which an option is validly exercised pursuant to the Plan.

          (e)  "Option" means an option granted under the Plan.

          (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

          (g) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 425(f) of the Code.
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          (h)  "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

          (i) "Incentive Stock Option" means an Option that qualifies as an incentive stock option under all of the requirements of the Code.

          (i) "Incentive Stock Option Agreement" means the agreement between the Company and the Optionee, substantially in the form attached hereto as Exhibit "A" or such other form as may from time to time be adopted by the Board, under which the Optionee may purchase Common Stock pursuant to the terms of an Incentive Stock Option granted under the Plan.

          (k) "Non-Qualified Stock Option" means an Option to purchase Common Stock granted pursuant to the provisions of the Plan that does not qualify as an Incentive Stock Option.

          (1) "Non-Qualified Stock Option Agreement" means the agreement between the Company and the Optionee, substantially in the form attached hereto as Exhibit "B" or such other form as may from time to time be adopted by the Board, under which the Optionee may purchase Common Stock pursuant to the terms of a Non-Qualified Stock Option granted under the Plan.

     3. Administration of Plan. The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan: (i) to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock covered by each Option; (ii) to reduce the price of outstanding options, under such circumstances as the Board may in its discretion deem appropriate;
(iii) to construe and interpret the Plan; and (iv) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations by the Board shall be final and conclusively binding for all purposes and upon all persons. Any committee authorized to administer the

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Plan shall consist entirely of disinterested directors in accordance with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,001,976 subject to adjustment by the Board to reflect, as deemed appropriate by the Board, any stock dividend, stock split, reverse stock split, share combination, reorganization, recapitalization or the like, of or by the Company. The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the open market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be cancelled or surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder, shall again be available for options to be granted under the Plan.

     5. Participants. Options may be granted under the Plan to any person who is an employee, director or officer (who in any such case is also an employee) of, or a consultant (including venture capital funds and other entities individuals associated with which have provided consulting services to the Company) to, the Company or any of its Subsidiaries.

     6. Terms and Conditions of Options. Any option granted under the Plan shall be evidenced by either an Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement executed by the Company and the Optionee. Such agreement shall be subject to the following limitations and conditions:

          (a) Option Price. The option price per share with respect to each Option shall be determined by the Board but in no instance shall the option price for an Option which is intended to qualify as an Incentive Stock Option be less than 100% of the fair market value of a share of the Common Stock on the Date of Grant. For the purposes hereof, the fair market value shall be

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     determined by the Board and such determination shall be final and binding upon the Optionee. The Board shall make such determination based on any reasonable valuation method.

          (b) Payment of Option Price. Full payment for shares purchased upon exercising an Option shall be made in cash or by delivery of previously owned shares of Common Stock, or partly in cash and partly in such stock. The value of shares of Common Stock delivered in connection with the payment of the option price shall be the fair market value of such shares on the Date of Exercise of the option, as determined by the Board, and such determination shall be binding upon the Optionee. The Board shall make such determination based on any reasonable valuation method.

          (c) Term of Option. The expiration date of each Incentive Stock Option shall not be more than ten (10) years from the Date of Grant. The expiration date of each Non-Qualified Stock Option shall not be more than ten (10) years from the Date of Grant.

          (d) Vesting of Stockholder Rights. Neither an Optionee nor his Successor shall have any of the rights of a stockholder of the Company until the certificate or certificates evidencing the shares purchased pursuant to the exercise of an Option are properly delivered to such Optionee or his Successor.

          (e) Exercise of an Option. Each Option shall be exercisable at any time, and from time to time, and in no particular order if the Optionee holds more than one Option, throughout a period commencing on the Date of Grant and ending upon the earliest of the expiration, cancellation, surrender or termination of the Option; provided however, that no Option shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan. Furthermore, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any share otherwise deliverable upon such

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     exercise upon any securities exchange or under any state or federal law, or that the report to, or consent or approval of, any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, report, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (f) Non-ISO Tax Benefit Right. The Board may grant a tax benefit right to such Optionees and on such bases as the Board shall determine, including, but not limited to, a tax benefit right which becomes exercisable only upon an optionee's being subject to the restrictions of
     Section 16 of the Exchange Act, and a provision relating thereto shall be included in the stock option agreement at the time the right is granted. A tax benefit right may be granted only with respect to a Non-Qualified Stock Option under the Plan, and may be granted concurrently with or after the grant of the Non-Qualified Stock Option. A tax benefit right shall entitle an Optionee to receive from the Company or a Subsidiary an amount in cash no greater than the then existing maximum statutory Federal income tax rate (including any surtax or similar charge or assessment) for individuals multiplied by the amount of ordinary income, if any, realized by the Optionee for Federal income tax purposes as a result of the exercise of the Non-Qualified Stock Option. The Board may cancel or place a limit on the term of, or the amount payable for, any tax benefit right at any time. The Board shall determine all other terms and provisions of any tax benefit right. The Company shall not be required to fund such tax benefit right prior to the due date for such taxes, and the proceeds of such tax benefit right shall be advanced to the Optionee in the form of a check payable to the Internal Revenue Service for the account of the Optionee or such other method as the Board may determine. The Board shall have the right to require an Optionee to present reasonable proof of the amount of such taxes as a condition precedent to the making of

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     such payment.  The Company shall be under no obligation of any nature to grant any tax benefit right to any Optionee at any time.

          (g) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, voluntarily, or by operation of law, other than by will or the laws of descent and distribution. Each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option, or the shares covered thereby, shall be pledged or hypothecated in any way and no Option, or the shares covered thereby, shall be subject to execution, attachment, or similar process except with the prior express written consent of the Board.

          (h) Termination of Employment. Effective July 1, 1993, upon termination of an Optionee's employment with the Company or with any of its Subsidiaries for any reason other than his death, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination and such Option privileges shall expire unless exercised by him prior to the earlier of the date of the expiration of the Option or: (i) thirty (30) days after the date of such termination in the event of termination for any reason other than retirement or permanent disability; or (ii) three (3) months after the date of such termination in the event of termination by reason of retirement or permanent disability. Neither the adoption of this Plan nor the grant of an Option to an eligible person shall alter in any way the Company's or the relevant Subsidiary's rights to terminate such person's employment at any time with or without cause nor does it confer upon such person any rights or privileges to continued employment, or any other rights and privileges, except as specifically provided in the Plan.

          (i) Death of Optionee. If an Optionee dies while an employee of the Company or any Subsidiary, his Option privileges shall be limited to the shares which were immediately purchasable by him at his date of death and such Option privileges shall expire unless exercised by his

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     successor prior to the date of its expiration or one (1) year from the date of the Optionee's death, whichever occurs first.

          (j) Ten Percent Stockholders. Notwithstanding anything herein to the contrary, an Option which is intended to qualify as an Incentive Stock Option shall be granted hereunder to any Optionee who, immediately before such Option is granted, beneficially owns, directly or indirectly, more than 10% of the total voting power of all classes of stock of the Company only if both of the following conditions are met:

               (i) The Option price per share shall be no less than 110% of the fair market value of a share of Common Stock on the Date of Grant; and

               (ii) The expiration date of the Option shall be not more than five (5) years from the Date of Grant.

          (k) Other Terms. Each Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as the case may be, may contain such other provisions (not inconsistent herewith) as the Board in its discretion may determine, including, without limitation:

               (i) in the event that an Option shall be immediately exercisable, any provision which shall provide that the shares acquired pursuant thereto shall not be deemed to have been issued pursuant to a fully vested stock option and thereby subject to the repurchase rights contained in the Shareholder's Agreement with the Optionee, entered into pursuant to Paragraph 10 hereof;

               (ii) any provision which shall condition the exercise of all or part of an Option upon such matters as the Board may deem appropriate (if any) such as the passage of time, or the attainment of certain performance goals, appropriate to reflect the contribution of the employee to the performance of the Company;

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               (iii)  any provision which would give the Board the discretionary authority to accelerate the exercisability of an Option in spite of any provision contained in an option pursuant to clause (ii) above, under such circumstances as the Board may deem appropriate; and

               (iv)    the manner in which an Option is to be exercised.

     7. Allotment of Shares. The Board shall, in its discretion, determine the number of shares of Common Stock to be offered from time to time by grant of Options to Optionees. The grant of an Option shall not be deemed either to entitle the Optionee to, or disqualify the Optionee from, participation in any other grant of options under this Plan or any other stock option plan of the Company.

     The above provision notwithstanding, the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which Options which are intended to qualify as Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     8. Adjustments. The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the Option price shall be adjusted to reflect, as deemed appropriate by the Board in its discretion, any stock dividend, stock split, reverse stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company. Decisions by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive on all Optionees.

     9. Designation of Incentive Stock Options. The Board shall cause each Option granted hereunder to be clearly designated in the agreement evidencing such option, at the time of grant, as to whether or not it is intended to qualify as an Incentive Stock Option.

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     10.  Execution of Shareholder's Agreement.  Options may only be exercised hereunder by Optionees who have executed a Shareholder's Agreement substantially in the form attached hereto as Exhibit "C" or such other form as the Board may adopt from time to time.

     11. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relates.

     12. Amendment or Discontinuance. The Plan and any Option outstanding hereunder may be amended or discontinued by the Board without the approval of the shareholders of the Company, except that the Board may not, except as expressly provided in the Plan, increase the aggregate number of shares which may be issued under Options granted pursuant to the Plan and except that no action may be taken by the Board, not expressly provided for herein, in derogation of the vested rights of any Optionee under an Option previously granted hereunder.

     13. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock of the Company or any of its Subsidiaries, or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

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     14.  Grant of Incentive Stock Options.  No Incentive Stock Option shall be granted pursuant to this Plan after the expiration of ten years from the date of the earlier of: (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the stockholders of the Company.

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